EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2012, relating to the consolidated financial statements of DNA Brands, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ Mallah Furman

Fort Lauderdale, FL

August 13, 2012

                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of DNA Brands, Inc. on Form S-8 whereby the Company proposes to sell 5,400,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                             Very truly yours,

                                             HART & TRINEN


                                             By /s/ William T. Hart
                                                -----------------------
                                                William T. Hart


Denver, Colorado
August 9, 2012